                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                              Carter-Wallace, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                              CARTER-WALLACE, INC.
                          1345 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10105

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 17, 2001

     The Annual Meeting of Stockholders of Carter-Wallace, Inc. will be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, on Tuesday, July 17, 2001, at 1:00 P.M., Eastern Daylight Saving Time, for the following purposes:

     1.  To elect directors;

     2. To consider and take action upon the ratification of the appointment by the Board of Directors of KPMG LLP as independent auditors for the Company for the current fiscal year; and

     3. To transact any other business that may properly come before the meeting.

     Only holders of record of Common Stock and Class B Common Stock at the close of business on June 4, 2001 will be entitled to vote at the meeting.

     To assure your representation at the meeting, please date, sign and mail promptly the accompanying proxy, for which a postpaid return envelope is provided. Please return the proxy in a timely fashion to save the Company the expense of an additional mailing of the proxy materials.

                                          STEPHEN R. LANG
                                          Secretary

New York, New York
June 20, 2001

                              CARTER-WALLACE, INC.
                          1345 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10105

                         ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 17, 2001

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Carter-Wallace, Inc. (the "Company") of proxies for use at the Company's 2001 Annual Meeting of Stockholders (the "Meeting") to be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, on Tuesday, July 17, 2001, at 1:00 P.M., Eastern Daylight Saving Time, and at any adjournment thereof. The date of mailing of this Proxy Statement and the accompanying proxy is on or about June 20, 2001.

     At the Meeting, all shares represented by a properly executed proxy in the accompanying form (which has not been revoked) will be voted and, where instructions are specified, will be voted in accordance with such specifications. Where instructions are not specified, the shares represented by such proxy will be voted (a) FOR the election of each of the nominees for director named in this Proxy Statement and (b) FOR the ratification of the appointment of KPMG LLP as independent auditors for the Company. If any nominee for election as a director should be unable to serve, which is not presently anticipated, proxies will be voted for a nominee designated by the Board of Directors. In addition, proxies will be voted in the discretion of the proxy holders with respect to such other business as may properly come before the Meeting.

     Any proxy may be revoked by a stockholder by a written communication to the Secretary of the Company delivered prior to or at the Meeting, to the extent the proxy has not theretofore been voted. Sending in a signed proxy will not affect a stockholder's right to attend the Meeting and to vote in person.

                              RECENT DEVELOPMENTS

     In May 2001, the Company announced it had entered into agreements for the sale of the Company in a two-step transaction in which stockholders will receive $20.30 per share, subject to certain closing adjustments (the "Proposed Sale Transactions"). The Proposed Sale Transactions are pending at this time and are subject to approval by stockholders and other conditions. Full details regarding the Proposed Sale Transactions will be included in a separate proxy statement that will be sent to all stockholders in connection with a special meeting of stockholders that will be called to vote on these matters.

                                 VOTING RIGHTS

     On each matter submitted to a vote at the Meeting, (i) each holder of Common Stock, par value $1.00 per share, of the Company ("Common Stock") is entitled to one (1) vote for each such share registered in his name at the close of business on June 4, 2001, the record date stated in the Notice of Annual Meeting of Stockholders (the "Record Date"), and (ii) each holder of Class B Common Stock, par value $1.00 per share, of the Company ("Class B Common Stock") is entitled to ten (10) votes for each such share registered in his name at the close of business on the Record Date. As of the Record Date, the Company had 33,468,339 shares of Common Stock outstanding and entitled to vote and 12,222,207 shares of Class B Common Stock outstanding and entitled to vote. On all actions to be taken at the Meeting, holders of Common Stock and holders of Class B Common Stock vote together as a single class. On the Record Date, officers and directors of the Company and members of their immediate families owned an aggregate of 12,394,617 shares of Common Stock, representing 37.03% of the outstanding shares of Common Stock, and an aggregate of 11,799,600 shares of Class B Common Stock, representing 96.54% of the outstanding shares of Class B Common Stock; such holdings represent 83.75%, in the aggregate, of the voting power of the shares entitled to vote at the Meeting. See "STOCK OWNERSHIP."

                                STOCK OWNERSHIP

     As used in this Proxy Statement, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (that is, the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this Proxy Statement, a person is deemed as of any date to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date through the exercise of an option or similar right or otherwise and of any security held in the name of such person's spouse or minor children.

     As of the Record Date, the only persons known to the Company who beneficially owned more than 5% of either the outstanding shares of Common Stock or the outstanding shares of Class B Common Stock were The CPI Development Corporation ("CPI") and its directors and stockholders and Mario J. Gabelli and Marc J. Gabelli and various entities directly or indirectly controlled by them or for which one of them acts as chief investment officer. As discussed below, certain parties have entered into a voting agreement with CPI that provides them with limited voting rights in respect of the Common Stock and Class B Common Stock held by CPI in connection with the Proposed Sale Transactions.

     CPI is a personal holding company, the assets of which consist of 11,754,000 shares of Common Stock, which represent 35.12% of the outstanding shares of Common Stock, and 11,754,000 shares of Class B Common Stock, which represent 96.17% of the outstanding shares of Class B Common Stock. The directors of CPI are Henry H. Hoyt, Jr., Richard L. Cruess, M.D. and Suzanne H. Garcia, each of whom is currently a director of the Company. Henry H. Hoyt, Jr., Richard L. Cruess and Suzanne H. Garcia are the beneficial owners of substantially all the outstanding voting securities of CPI. In connection with the Proposed Sale Transactions, CPI has entered into a voting agreement (the "Voting Agreement") with Armkel, LLC, the prospective purchaser of the assets of the Company's consumer products business ("Armkel"), and MCC Acquisition Holdings Corporation, the parent corporation of the corporations into which CPI and the Company will be merged following the sale of the consumer products business to Armkel ("MCC Acquisition Holdings"). Armkel is jointly owned by Church & Dwight Co., Inc. and two private investment funds formed by Kelso & Company L.P. MedPointe Capital Partners, L.L.C., The Carlyle Group and The Cypress Group L.L.C. have agreed to provide equity funding to MCC Acquisition Holdings to facilitate its portion of the Proposed Sale Transactions. Pursuant to the Voting Agreement, CPI has agreed to vote the shares of Common Stock and Class B Common Stock held by CPI in favor (or cause their shares to be voted in favor) of the approval of the Proposed Sale Transactions, except in certain circumstances. The Voting Agreement is limited solely to voting on matters in connection with the Proposed Sale Transactions and does not entitle any party other than CPI to vote or direct the vote of such shares on any other matter, including the matters to be voted on at the Meeting. The information set forth herein with respect to the Voting Agreement is based solely upon information contained in Schedules 13D filed with the Securities and Exchange Commission by Armkel and MCC Acquisition Holdings on May 16 and May 17, 2001, respectively.

     Except as described above, the table below sets forth certain information as to shares of Common Stock and Class B Common Stock beneficially owned as of the Record Date (unless otherwise noted) by persons who beneficially own more than 5% of either class, each director named under "ELECTION OF DIRECTORS," each executive officer named in the Summary Compensation Table under "EXECUTIVE COMPENSATION AND OTHER INFORMATION" and the directors and executive officers of the Company as a group. Such ownership information is based upon information furnished by such persons. Except as otherwise indicated, such persons have sole voting and investment power with respect to such shares.

                                                                             CLASS B
                                                COMMON        PERCENT OF      COMMON      PERCENT OF
NAME AND ADDRESS                                STOCK          CLASS(1)       STOCK        CLASS(1)
----------------                              ----------      ----------    ----------    ----------
THE CPI DEVELOPMENT CORPORATION.............  11,754,000(2)      35.12%     11,754,000(2)    96.17%
  103 Springer Building
  3411 Silverside Road
  Wilmington, Delaware 19810

                                                                             CLASS B
                                                COMMON        PERCENT OF      COMMON      PERCENT OF
NAME AND ADDRESS                                STOCK          CLASS(1)       STOCK        CLASS(1)
----------------                              ----------      ----------    ----------    ----------
MARIO J. GABELLI and MARC J. GABELLI........   8,088,911(3)      24.17%
  One Corporate Center
  Rye, New York 10580-1434
HENRY H. HOYT, JR. .........................  13,236,759(4)(5)    38.34%    11,785,500(4)    96.43%
  1345 Avenue of the Americas
  New York, New York 10105
RICHARD L. CRUESS, M.D......................  11,763,300(4)      35.15%     11,763,300(4)    96.25%
  1110 Pine Avenue West
  Montreal, H3A 1A3
  Quebec, Canada
SUZANNE H. GARCIA...........................  11,773,800(4)      35.18%     11,776,800(4)    96.36%
  P.O. Box 5040
  Santa Fe, New Mexico 87502
T. ROSIE ALBRIGHT...........................     186,538(5)
DAVID M. BALDWIN............................       3,000
THOMAS G. GERSTMYER.........................      58,355(5)
SCOTT C. HOYT...............................         324
STEPHEN R. LANG.............................     135,258(5)
RALPH LEVINE................................     535,977(5)       1.58%
HERBERT M. RINALDI..........................       9,000
DONALD J. STACK.............................          --
PAUL A. VETERI..............................     498,412(5)       1.47%
All directors and executive officers of the
  Company as a group (22 persons)...........  15,512,329(4)(5)    42.40%    11,799,600(4)    96.54%

---------------
(1) Ownership percentages representing less than one percent of the class outstanding have been omitted.

(2) Subject to the Voting Agreement.

(3) Based solely upon information contained in Amendment No. 23 to Schedule 13D filed with the Securities and Exchange Commission on May 17, 2001. The shares are beneficially owned by Mario J. Gabelli and Marc J. Gabelli and various entities that they directly or indirectly control or for which one of them acts as chief investment officer.

(4) Includes the number of shares of Common Stock and of Class B Common Stock, as the case may be, owned of record by CPI as to which Henry H. Hoyt, Jr., Richard L. Cruess, M.D. and Suzanne H. Garcia are deemed to have shared beneficial ownership by virtue of their relationships with CPI. Also includes 9,000 shares of Common Stock and 9,000 shares of Class B Common Stock held in trust under the will of Kate Good Orcutt; Henry H. Hoyt, Jr. and Suzanne H. Garcia are trustees and beneficiaries of the trust and Richard L. Cruess, M.D. is a trustee of the trust and, as such, are deemed to have shared beneficial ownership of such shares. Henry H. Hoyt, Jr., Richard L. Cruess, M.D. and Suzanne H. Garcia each disclaims beneficial ownership of the shares of Common Stock and Class B Common Stock owned by CPI and such trust.

(5) Includes 1,059,625 shares of Common Stock for Henry H. Hoyt, Jr., 163,819 shares for T. Rosie Albright, 58,355 shares for Thomas G. Gerstmyer, 126,436 shares for Stephen R. Lang, 489,833 shares for Ralph Levine, 450,279 shares for Paul A. Veteri, respectively, and 3,117,710 shares for all directors and executive officers as a group, including the persons named above, that may be acquired within 60 days of the Record Date upon exercise of options granted to such persons under the Company's 1996 Long-Term Incentive Plan (the "LTIP"). Does not include 33,132 shares in the case of T. Rosie Albright, 35,710 shares in the case of Thomas G. Gerstmyer, 35,956 shares in the case of Stephen R. Lang, 243,442 shares in the case of Ralph Levine, 214,801 shares in the case of Paul A. Veteri, respectively, and 758,427 shares in the case of all directors and executive officers as a group, including the persons named above, awarded under the LTIP that are subject to forfeiture under certain conditions.

                             ELECTION OF DIRECTORS

     Nine directors will be elected to serve until the next Annual Meeting of Stockholders or until their successors are elected. Shares represented by proxies solicited by the Board of Directors will, unless otherwise specified thereon, be voted for the election of the nominees named below, each of whom is presently a director. All nominees for director were elected at the last annual meeting of stockholders except Donald J. Stack, who was elected a director on May 24, 2001.

                                                              DIRECTOR
NAME, AGE, PRINCIPAL OCCUPATION AND OTHER INFORMATION          SINCE
-----------------------------------------------------         --------
DAVID M. BALDWIN; 72........................................    1990
  Chairman of the Board, David M. Baldwin Realty Co., Inc.
     since prior to June 1996
RICHARD L. CRUESS, M.D.; 71.................................    1977
  Professor of Surgery, Center for Medical Education, McGill
     University, Montreal, Quebec, Canada since June 1996
SUZANNE H. GARCIA; 66.......................................    1997
  Owner, La Tierra Beneficiaries (real estate development)
     and Santa Fe Ranch since prior to June 1996(2)
HENRY H. HOYT, JR.; 73......................................    1955
  Chairman Emeritus; Retired, effective December 31, 2000,
     as Chairman of the Board of Directors and Chief
     Executive Officer of the Company, a position he held
     since prior to June 1996(2)
SCOTT C. HOYT; 48...........................................    1988
  Vice President, New Products, Carter Products Division
     since prior to June 1996(2)
RALPH LEVINE; 65............................................    1990
  Chairman of the Board of Directors and Chief Executive
     Officer of the Company since January 1, 2001; President
     and Chief Operating Officer of the Company from April
     1, 1997 to December 31, 2000; Vice President, Secretary
     and General Counsel of the Company for more than five
     years prior to April 1, 1997(1)
HERBERT M. RINALDI; 72......................................    1977
  Of Counsel to the firm of Carella, Byrne, Bain, Gilfillan,
     Cecchi, Stewart & Olstein (attorneys), of which he was
     a Partner for more than five years prior to December
     31, 1996(3)
DONALD J. STACK; 63.........................................    2001
  Private investor; Retired as Vice President, Taxes of the
     Company on September 1, 1996
PAUL A. VETERI; 59..........................................    1990
  President and Chief Operating Officer of the Company since
     January 1, 2001; Executive Vice President and Chief
     Financial Officer of the Company from April 1, 1997 to
     December 31, 2000; Vice President, Finance and Chief
     Financial Officer of the Company for more than five
     years prior to April 1, 1997(1)

---------------
(1) Member of the Executive Committee.

(2) Henry H. Hoyt, Jr. and Suzanne H. Garcia are siblings. Scott C. Hoyt is the nephew of Henry H. Hoyt, Jr. and Suzanne H. Garcia. There are no other family relationships among the directors and officers of the Company.

(3) The firm of Carella, Byrne, Bain, Gilfillan, Cecchi, Stewart & Olstein performed legal services for the Company in the fiscal year ended March 31, 2001 ("fiscal 2001").

     Directors will be elected by the vote of a majority of the votes of the outstanding shares of Common Stock and Class B Common Stock voting as one class. Votes that are withheld and broker non-votes will have the same effect as negative votes in the election.

                       BOARD OF DIRECTORS AND COMMITTEES

     In fiscal 2001, the Board of Directors held eleven meetings. The Board of Directors has appointed an Audit Committee, an Executive Committee, a Nominating Committee and a Compensation Committee.

     The Audit Committee, composed of Herbert M. Rinaldi, Chairman, and David M. Baldwin, held four meetings in fiscal 2001. See "Audit Committee." Donald J. Stack became a member of the Audit Committee upon his election as a director on May 24, 2001.

     The Nominating Committee, composed of David M. Baldwin, Chairman, Richard
L. Cruess, M.D. and Herbert M. Rinaldi, met once in fiscal 2001. The Nominating Committee identifies and recommends candidates for election to the Board of Directors. The Nominating Committee will consider nominees recommended by stockholders. Such nominations for directors to be elected at the 2002 Annual Meeting of Stockholders should be furnished in writing to the Secretary of the Company by February 15, 2002 and should indicate the nominee's name, age and business experience.

     The Compensation Committee, composed of Richard L. Cruess, M.D., Chairman, David M. Baldwin, Suzanne H. Garcia and Herbert M. Rinaldi, met twice in fiscal 2001. The Compensation Committee is empowered to make recommendations to the Board with respect to the base salary of the two senior officers of the Company.

     All of the Company's directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     The Summary Compensation Table shows certain information for the persons who served as the Company's Chief Executive Officer during fiscal 2001 and each of the four other most highly compensated executive officers of the Company during fiscal 2001 (the "Named Executives") for services rendered in all capacities during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                                  LONG TERM
                                                                                             COMPENSATION AWARDS
                                            ANNUAL COMPENSATION                   -----------------------------------------
                             --------------------------------------------------    DEFERRED    SECURITIES
                             FISCAL                              OTHER ANNUAL       STOCK      UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR      SALARY       BONUS      COMPENSATION(1)   AWARDS(2)    OPTIONS(#)   COMPENSATION(3)
---------------------------  ------   ----------   ----------   ---------------   ----------   ----------   ---------------
Henry H. Hoyt, Jr.........    2001    $1,039,500   $1,039,500      $ 66,933       $       --         --        $320,163
  Chairman of the Board       2000     1,332,700    1,332,700        69,698        3,913,494    144,443          30,435
  and Chief Executive         1999     1,281,400      794,500        60,942        1,236,971    277,774          31,548
  Officer(4)

Ralph Levine..............    2001    $1,054,650   $1,350,000      $100,784       $       --         --        $ 21,871
  Chairman of the Board       2000       919,400      919,400       241,538        2,699,802     99,647          19,681
  and Chief Executive         1999       884,000      548,100        68,905          853,343    191,628          18,886
  Officer(5)

Paul A. Veteri............    2001    $  870,200   $  950,000      $106,342       $       --         --        $ 17,926
  President and Chief         2000       811,200      811,200        67,686        2,382,173     87,924          16,553
  Operating Officer(6)        1999       780,000      483,600        55,113          752,952    169,084          16,764

T. Rosie Albright.........    2001    $  483,767   $  372,400      $ 51,935       $       --         --        $ 10,303
  Vice President,             2000       468,133      358,100       183,900          291,673     37,678           9,912
  Consumer Products, U.S.     1999       454,500      268,400       104,262          186,176     41,806           8,282

Thomas G. Gerstmyer.......    2001    $  475,833   $  361,500      $ 69,990       $       --         --        $ 10,194
  Vice President,             2000       459,000      347,600        63,544          283,166     36,581           9,777
  Pharmaceuticals, U.S.(7)    1999       391,833      260,600        19,509          320,255     80,129           7,822

Stephen R. Lang...........    2001    $  464,842   $  337,300      $ 49,708       $       --         --        $  7,982
  Vice President, Secretary   2000       450,925      291,900        52,288          283,039     36,565           6,903
  and General Counsel         1999       437,792      234,300        44,970          366,416     81,141           5,614

---------------
(1) Included in this amount in fiscal 2001 was $26,115, $41,691, $46,673, $22,630, $28,421 and $23,346 for Mr. Hoyt, Mr. Levine, Mr. Veteri, Ms. Albright, Mr. Gerstmyer and Mr. Lang, respectively, relating to withholding taxes paid by the Company on the employee's behalf in respect of certain perquisites and other taxable benefits. Also included is $17,791, $19,146, $18,729, $13,750, $16,103 and $17,838 for Mr. Hoyt, Mr. Levine, Mr. Veteri,
    Ms. Albright, Mr. Gerstmyer and Mr. Lang, respectively, representing the imputed annual income related to Company provided automobiles, $14,800, $7,983 and $7,050 for Mr. Levine, Ms. Albright and Mr. Lang, respectively, for financial planning services, $25,496 for Mr. Veteri for country club membership fees and dues and $12,977 for Mr. Hoyt for personal use of the corporate aircraft.

(2) On March 31, 2001, Mr. Levine held 243,442 shares of deferred stock awarded under the LTIP, the market value of which was $6,064,140, Mr. Veteri held 214,801 shares, the market value of which was $5,350,693, Ms. Albright held 33,132 shares, the market value of which was $825,318, Mr. Gerstmyer held 35,710 shares, the market value of which was $889,536, and Mr. Lang held 50,316 shares, the market value of which was $1,253,372. Dividends accumulated since the date of grant are paid to the recipient of the award at vesting. Upon his retirement on December 31, 2000, all shares of deferred stock that had previously been awarded to Mr. Hoyt vested. Such shares had a market value at such date of $12,958,784. The Company repurchased 154,775 of such shares for $5,166,389, their market value at such date. Such amount, together with the accumulated dividends on the deferred stock from the date of grant, was applied to the withholding taxes required to be paid by Mr. Hoyt in connection with the vesting of the deferred stock.

(3) Includes Company contributions vested pursuant to the Supplemental Retirement and Savings Plan and the Executive Savings Plan and premiums paid by the Company with respect to the term life portion of split-dollar life insurance policies with respect to the Named Executives. The Named Executives do not have any interest in the cash surrender value under such policies. The vested contributions to the Supplemental Retirement Savings Plan and the Executive Pension Benefits Plans for each Named Executive for fiscal 2001 are as follows: Mr. Hoyt -- $20,790, Mr. Levine -- $19,993, Mr. Veteri -- $16,846, Ms. Albright -- $9,495, Mr. Gerstmyer -- $9,441 and Mr. Lang -- $3,342. The premiums paid with respect to the term life portion of the split-dollar insurance for each Named Executive for fiscal 2001 are as follows: Mr. Hoyt -- $6,181, Mr. Levine -- $1,878, Mr. Veteri -- $1,080, Ms.
    Albright -- $808, Mr. Gerstmyer -- $753 and Mr. Lang -- $1,589. Also includes $293,192 in the case of Mr. Hoyt, representing amounts paid to him at the time of his retirement for accrued vacation pay.

(4) Mr. Hoyt retired on December 31, 2000. Mr. Hoyt continues to provide consulting services to the Company, for which he received $207,900 for the period from January 1, 2001 through March 31, 2001. See "Compensation of Directors."

(5) Mr. Levine was appointed Chairman of the Board and Chief Executive Officer effective January 1, 2001. Prior to that time, he served as President and Chief Operating Officer.

(6) Mr. Veteri was appointed President and Chief Operating Officer effective January 1, 2001. Prior to that time, he served as Executive Vice President and Chief Financial Officer.

(7) Mr. Gerstmyer was appointed Vice President, Pharmaceuticals, U.S. in January 1999.

     No options to purchase shares of the Company's Common Stock were granted to the Named Executives pursuant to the LTIP during fiscal 2001.

     No options were exercised by the Named Executives during fiscal 2001. The following table sets forth information with respect to the unexercised options held by them at March 31, 2001.

                         FISCAL YEAR-END OPTION VALUES

                                                NUMBER OF SHARES OF
                                              COMMON STOCK UNDERLYING           VALUE OF UNEXERCISED
                                                UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                                                AT MARCH 31, 2001(#)          AT MARCH 31, 2001($)(1)
                                            ----------------------------    ----------------------------
NAME                                        EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                        -----------    -------------    -----------    -------------
Henry H. Hoyt, Jr.........................   1,059,625             --       $9,291,431      $       --
Ralph Levine..............................     464,921        216,614       $4,290,297      $1,564,801
Paul A. Veteri............................     428,298        191,130       $3,988,275      $1,380,704
T. Rosie Albright.........................     154,399         55,694       $1,547,401      $  394,754
Thomas G. Gerstmyer.......................      49,210         67,500       $  420,141      $  545,385
Stephen R. Lang...........................      92,792         82,354       $  821,174      $  625,848

---------------
(1) Calculated by determining the difference between the exercise price and the closing price of the Company's Common Stock on the New York Stock Exchange on March 31, 2001.

     The Employees' Retirement Plan of Carter-Wallace, Inc. (the "Retirement Plan") is a noncontributory defined benefit plan. The Retirement Plan provides for a pension payable upon retirement at age 65 in an amount calculated on the basis of the number of years of credited service and the individual's average covered compensation during the five consecutive highest paid years in the ten-year period immediately preceding the individual's retirement date. Covered compensation does not include deferred compensation or other incentive compensation. The Retirement Plan permits early retirement and deferred retirement under specified conditions.

     Amounts payable under the Retirement Plan may not exceed the limitation imposed by Section 415 of the Internal Revenue Code of 1986, as amended (the "Code") (currently $140,000, but subject to periodic cost-of-living adjustments, or the individual's average covered compensation for his three highest paid years, whichever is less) and the amount of credited compensation which may be taken into account in the computation of pension benefits may not exceed the amount permitted under Section 401(a)(17) of the Code (currently $170,000, subject to cost-of-living adjustments). Amounts shown in the table below include benefits in excess of such limitations that are payable under the Executive Pension Benefits Plan and the Executive Pension Benefits Core Plan (collectively, the "Executive Pension Benefits Plans") described below.

     The Executive Pension Benefits Plans are unfunded plans that provide for the payment of vested pension benefits that would otherwise be payable under the Retirement Plan but for the limitations of Sections 415 and 401(a)(17) of the Code and the exclusion from covered compensation of amounts deferred under the Executive Savings Plan and that mitigate the reduction in retirement benefits of corporate officers who elect early retirement. Corporate officers' covered compensation used in calculating benefits under the Executive Pension Benefits Plans includes accrued bonuses.

                               PENSION PLAN TABLE

COVERED                10 YEARS    20 YEARS     30 YEARS     40 YEARS
COMPENSATION           SERVICE     SERVICE      SERVICE      SERVICE
------------           --------   ----------   ----------   ----------
$ 800,000              $156,314   $  312,627   $  470,784   $  630,784
$1,200,000             $236,314   $  472,627   $  710,784   $  950,784
$1,600,000             $316,314   $  632,627   $  950,784   $1,270,784
$2,000,000             $396,314   $  792,627   $1,190,784   $1,590,784
$2,400,000             $476,314   $  952,627   $1,430,784   $1,910,784
$2,800,000             $556,314   $1,112,627   $1,670,784   $2,230,784
$3,200,000             $636,314   $1,272,627   $1,910,784   $2,550,784

     The above table shows the estimated annual benefits payable on retirement to eligible employees, including officers and directors, under the Retirement Plan and the Executive Pension Benefits Plans as in effect on March 31, 2001. Amounts shown are based on the assumptions that the Retirement Plan and the Executive Pension Benefits Plans remain in effect without change and that the individual receives a straight life benefit with no reduction to allow for payment to a surviving spouse, as is permitted by the Retirement Plan and the Executive Pension Benefits Plans.

     The above computation of benefits assumes continued employment to at least age 65 and covered compensation as described above. Amounts shown are before applicable federal and state income taxes payable by the recipient and are net of a portion of applicable Social Security benefits received. The portion of the benefits accrued as of September 30, 1980 is subject to annual cost-of-living adjustments.

     Covered remuneration for fiscal 2001 and credited years of service for purposes of the Retirement Plan and the Executive Pension Benefits Plans at March 31, 2001 for each Named Executive were $2,404,650 and 39 years for Mr. Levine; $1,820,200 and 25 years for Mr. Veteri; $856,157 and five years for Ms. Albright, $837,333 and 19 years for Mr. Gerstmyer, and $802,142 and four years for Mr. Lang. Mr. Hoyt retired on December 31, 2000 and received a lump sum payment in respect of his benefits under the Retirement Plan and the Executive Pension Benefits Plans of $19,401,840.

EMPLOYMENT AGREEMENTS AND TERMINATION AND CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into employment agreements with Messrs. Levine and Veteri and Ms. Albright.

     The employment agreements with Mr. Levine and Mr. Veteri provide for their employment at base salaries of not less than $1,350,000 and $950,000, respectively. Pursuant to these agreements, each of Mr. Levine and Mr. Veteri will be entitled to certain additional payments if his employment is terminated by the Company for any reason other than for cause or is terminated by him as a result of a diminution in his position, authority, duties or responsibilities or in certain other circumstances. In such event, Mr. Levine or Mr. Veteri, as the case may be, shall receive a lump sum payment equal to three times the sum of his annual base salary at the time of termination and the greater of 100% of the target bonus for the year of termination or the highest bonus earned by him in any of the three preceding years. In addition, he shall receive an increased benefit under the Company's Executive Pension Benefits Plan based on his final salary and bonus as determined above and credit for five additional years of service and, in the case of Mr. Veteri, five additional years of age, and he and his family will be eligible to continue to participate in certain benefit programs, including medical and life insurance, for three years following termination or such longer period as an applicable plan or program provides. Mr. Levine and Mr. Veteri will be made whole on an after-tax basis in the event any excise tax becomes payable on such payments and other amounts they are entitled to receive from the Company.

     Ms. Albright's employment agreement provides for her employment at a base salary of at least $477,400 per year through December 3, 2003.

     In addition to the base salary provided for under the employment agreements, such persons are entitled to annually determined bonus payments pursuant to the Company's Profit Sharing Plan. The actual cash compensation paid to such persons with respect to fiscal 2001 is disclosed in the Summary Compensation Table.

     The Company has also entered into agreements with certain executive officers, including Ms. Albright, Mr. Gerstmyer and Mr. Lang, that provide for continuation of their employment for two years in the event of a Change in Control of the Company. During such two-year period, they will be entitled to receive a salary equal to the highest annual base salary for any of the three fiscal years immediately preceding the Change in Control and an annual bonus equal to the greater of 100% of the target bonus for the year in which the Change in Control occurs or the highest bonus earned during the three-year period preceding the Change in Control and to receive benefits at least equal to those in effect at the time the Change in Control occurs. If employment is terminated by the Company for any reason other than for cause or is terminated by the officer as a result of a diminution in position, authority, duties or responsibilities or in certain other circumstances, the Company shall be obligated to pay such officer a lump sum payment equal to two times the annual salary and bonus determined in the manner described above and an increased benefit under the Company's Executive Pension Benefits Plan based on final salary and bonus as determined above and credit for three additional years of service and treating such benefit as fully vested. In addition, the Company will continue the benefits specified above for a two-year period following termination of employment or such longer period as an applicable plan or program provides. The executive officers will be made whole on an after-tax basis in the event any excise tax becomes payable on such payments and other amounts they are entitled to receive from the Company.

     Pursuant to the LTIP, outstanding awards of deferred stock become fully vested and outstanding options become immediately exercisable upon the occurrence of a Change in Control of the Company. Upon termination of employment following a Change in Control in which the outstanding shares of Common Stock of the Company remain outstanding or are exchanged for securities of another corporation in a merger or consolidation, options will remain exercisable for the balance of their term and, upon exercise of an option within one year after the occurrence of a Change in Control, the optionee will be entitled to receive, in addition to the shares of Common Stock or securities of such other corporation thereby purchased, a cash payment in respect of each such share equal to the excess, if any, of the highest price paid or offered for the Common Stock during the six-month period preceding the Change in Control over the market price of the Common Stock on the date of exercise. Upon consummation of a Change in Control in which the outstanding shares of Common Stock are cancelled or retired in connection with a merger or consolidation in exchange for cash, each outstanding option shall be cancelled and the holder thereof shall be entitled to receive a cash payment equal to the excess of the cash consideration paid to holders of Common Stock in such merger or consolidation over the option exercise price.

     A Change in Control also results in the immediate vesting and payment of benefits under the Executive Pension Benefits Plans and, in the case of certain officers (including certain of the Named Executives), the elimination of early retirement reductions. Participants will be made whole on an after-tax basis in the event any excise tax becomes payable as a result of the payment of benefits under the Executive Pension Benefits Plan.

     Change in Control is defined for purposes of the LTIP, the Executive Pension Benefits Plans and the agreements described above with certain executive officers as the acquisition by any person, other than a member of the Hoyt family or trusts for the benefit of or parties controlled by them, of (i) more than 25% of the voting power of the Company's outstanding securities, (ii) certain changes in the composition of the Company's Board of Directors, (iii) certain business combination transactions or (iv) any other event that the Board of Directors determines, in its discretion, would materially alter the structure of the Company or its ownership.

LOANS TO EXECUTIVE OFFICERS

     During fiscal 2000, the Company loaned four of the Named Executives and two other executive officers the amount of the withholding taxes required to be paid by them in connection with the vesting of deferred stock awards granted in fiscal 1996 as follows: Mr. Hoyt -- $423,515; Mr. Levine -- $220,636; Mr.
Veteri -- $197,466; Ms. Albright -- $107,384; Adrian J.L. Huns -- $68,459; and
Peter J. Griffin -- $53,832. With the exception of the loan to Mr. Huns, all of such loans were made on February 1, 2000 and bore interest at 6.11%, the short-term Treasury Bill rate at such date. The loan to Mr. Huns was made on March 1, 2000 and bore interest at 6.35%, the then short-term Treasury Bill rate. All of such loans were repaid in full, with interest, on or before May 15, 2000.

COMPENSATION OF DIRECTORS

     Directors, other than those who are salaried employees of the Company, receive an annual fee of $45,000 for serving on the Board of Directors and a fee of $500 for each meeting of the Audit Committee that they attend. Directors who are salaried employees of the Company receive a fee of $250 for each meeting of the Board of Directors that they attend.

     The Company has entered into a consulting agreement with Henry H. Hoyt, Jr. pursuant to which Mr. Hoyt is providing consulting services to the Company for up to five days per month during a consulting term that commenced with his retirement and will end on December 31, 2005 or, earlier, upon his death or disability, termination of such services by the Company for cause or by him as a result of a diminution in his position, authority, duty or responsibilities or in certain other circumstances or a Change in Control of the Company or, if he has agreed to a continuation period following a Change in Control during which he will continue to render consulting services, the end of such period. The Company has agreed to use its best efforts to cause Mr. Hoyt to be nominated as a director during the consulting term. The Company has agreed to pay Mr. Hoyt a monthly consulting fee during the consulting term equal to $69,300. He will also be entitled to the fees otherwise payable to a non-employee director and he and his family will be eligible to continue to participate in certain benefit programs, including medical and life insurance, during the consulting term. In the event the consulting term ends following a Change in Control, Mr. Hoyt shall receive a lump sum payment equal to 60 times the monthly consulting fee less any monthly consulting fees previously paid. Pursuant to the consulting agreement, all options and deferred stock held by Mr. Hoyt at the time of his retirement fully vested and such options remain exercisable for the remainder of the ten-year stated term. Mr. Hoyt will be made whole on an after-tax basis in the event that any excise tax becomes payable on the payments and other amounts received from the Company pursuant to the terms of his consulting agreement.

REPORT ON EXECUTIVE COMPENSATION

  General

     The Company's Compensation Committee, consisting of Messrs. Baldwin, Cruess (Chairman) and Rinaldi and Mrs. Garcia, non-employee Directors of the Company, makes recommendations to the Board of Directors with respect to the base salaries of the Company's Chief Executive Officer and its President and Chief Operating Officer. The base salaries of the Company's Chief Executive Officer and its President are determined by the entire Board of Directors after consideration of the recommendation of the Compensation Committee. The compensation of all other executive officers is recommended to the Board for its determination by the Company's Executive Committee.

     The Company's compensation program for its executive officers consists of the following significant components: annually determined salary; annually determined bonus payments pursuant to the Company's Profit Sharing Plan; and periodic grants of deferred stock and stock options. The elements of the Company's compensation are designed with different purposes in mind. Salary and bonus payments are primarily intended to compensate for current and past performance. Deferred stock and stock options are awarded in an effort to provide a strong incentive for outstanding long-term performance. The deferred stock is forfeitable generally if the executive leaves the Company prior to four years from the date on which the deferred stock was awarded or if such executive is terminated for cause. Awards of deferred stock and stock options are directly tied to the interests of the Company's shareholders, inasmuch as the value of the deferred stock will increase or decrease based upon the future price of the Company's stock and the options will be of value to the holder only if the future price of the Company's stock exceeds the price at which the options are exercisable.

     In determining the amount and the form of the executive compensation package for fiscal 2001, the Compensation Committee and the Board considered the Company's overall performance over a number of years rather than considering any single year. The Compensation Committee also considered the objectives the Company desires to achieve in the future as well as the challenges with which the Company would be confronted. Given this overall view, the Compensation Committee considered several specific factors. They included continued efforts to acquire and market new drugs, continued efforts to license the Company's products to others and continued efforts to upgrade the Company's management of its inventory and thus improve the Company's working capital and cash flow. However, in making the compensation determination, no specific weight was given to any one factor. In December 1995, the Company adopted the LTIP, under which certain key employees of the Company have been granted awards of deferred stock and options to purchase the Company's Common Stock, as indicated above.

  Chief Executive Officer Compensation

     The compensation of Henry H. Hoyt, Jr. and Ralph Levine, each of whom served as the Company's Chief Executive Officer for a portion of fiscal 2001, consisted of salary and bonus payments. In determining Mr. Hoyt's fiscal 2001 base salary, the Compensation Committee granted a merit increase of 4%. Upon his election as Chief Executive Officer effective January 1, 2001, Mr. Levine's salary was increased from $956,200 to $1,350,000.

     Submitted by the Company's Board of Directors:

David M. Baldwin              Ralph Levine
Richard L. Cruess, M.D.       Herbert M. Rinaldi
Suzanne H. Garcia             Donald J. Stack
Henry H. Hoyt, Jr.            Paul A. Veteri
Scott C. Hoyt

TAX DEDUCTION CONSIDERATIONS

     Section 162(m) of the Internal Revenue Code of 1986 (the "Code") limits to $1 million the Company's deduction for compensation paid in any taxable year to the Company's Chief Executive Officer and the Named Executives, subject to an exception for "performance-based compensation." While compensation paid by the Company to such individuals will be subject to this deduction limit, income realized from the exercise of stock options granted under the LTIP will qualify as performance-based compensation and will be exempt from the limit.

PERFORMANCE GRAPH

     The following graph compares the yearly change in the cumulative total shareholder return on the Company's Common Stock for each of the Company's last five fiscal years with the cumulative total return (assuming reinvestment of dividends) of (i) the Wilshire 5000 Index and (ii) a peer group of five companies within the Company's Standard Industry Codes (SIC) and with market capitalization similar to that of the Company consisting of the following companies: Alpharma Inc., Block Drug Company, Inc., Ivax Corporation, Alberto-Culver Corporation and Del Laboratories. The graph assumes $100 invested on March 31, 1996 in the Company's Common Stock and each of the indices.

[PERFORMANCE CHART]

              -------------------------------------------------------------------------------------------
                                            1996       1997       1998       1999       2000       2001
              -------------------------------------------------------------------------------------------

               Carter-Wallace              $100.0     $ 84.3     $112.9     $112.4     $118.4     $157.6


               Peer Group                  $100.0     $ 81.7     $ 91.8     $109.0     $283.3     $359.7


               Wilshire 5000               $100.0     $115.5     $170.7     $193.0     $238.6     $179.9


                                AUDIT COMMITTEE

     The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A. The Board of Directors has determined that the members of the Audit Committee are "independent," as defined in the corporate governance listing standards of the New York Stock Exchange relating to audit committees, meaning that they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors oversees the Company's financial reporting process on behalf of the Board of Directors. It meets with management and the Company's independent public accountants throughout the year and reports the results of its activities to the Board of Directors. In this connection, the Audit Committee has done the following:

     - Reviewed and discussed the audited financial statements for the fiscal year ended March 31, 2001 with the Company's management;

     - Discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as amended; and

     - Received written disclosure regarding independence from KPMG LLP as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with KPMG LLP its independence.

     Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2001.

                                          Audit Committee
                                            Herbert M. Rinaldi, Chairman
                                            David M. Baldwin

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors will recommend at the Meeting that a resolution be adopted ratifying the appointment by the Board of Directors of the firm of KPMG LLP to audit the financial statements of the Company and its subsidiaries for the current fiscal year. If the stockholders do not ratify the appointment of KPMG LLP as independent auditors, the Board of Directors will consider the selection of another accounting firm. A representative of KPMG LLP is expected to be present at the Meeting, to have an opportunity to make a statement if he desires to do so and to be available to answer any questions relating to their audit of the financial statements of the Company for fiscal 2001.

     The fees billed to the Company by KPMG LLP during fiscal 2001 were as follows:

Annual Audit Fees.................................  $835,000
Other Audit Related Fees..........................   301,500
All Other Fees....................................   517,800

The Annual Audit Fees include amounts billed for the audit of the Company's annual consolidated financial statements for the fiscal year ended March 31, 2001 and the review of the financial statements included in the Forms 10-Q filed by the Company during the year. Other Audit Related Fees relate primarily to audits of the Company's business segments in connection with the Proposed Sale Transactions. There were no Financial Information System Design and Implementation Fees. Fees billed for other non-audit services primarily include tax related services, including services related to the Proposed Sale Transactions. It is expected that KPMG LLP will provide similar non-audit services during fiscal 2002. The Audit Committee has considered and concluded that the provision of the non-audit services is compatible with maintaining the independence of KPMG LLP.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS RESOLUTION. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any matter other than those referred to above that may be presented for action at the Meeting. If any other matter should be presented, the persons named as proxies will vote on such matter in accordance with their best judgment.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Stockholder proposals for presentation at the Company's 2002 Annual Meeting of Stockholders must be received in writing by the Secretary of the Company at the Company's executive offices, 1345 Avenue of the Americas, New York, New York 10105, not later than February 20, 2002 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy.

                                 MISCELLANEOUS

     The solicitation of proxies will be by mail and the cost will be borne by the Company. The Company will request banks, brokers and other nominees, custodians and fiduciaries to forward proxy material to beneficial owners and to seek authorization for the execution of proxies, and the Company will reimburse them for their expense in this connection.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2001 (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE MADE AVAILABLE WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST ADDRESSED TO STEPHEN R. LANG, SECRETARY, AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES, CARTER-WALLACE, INC., 1345 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10105.

                                          By Order of the Board of Directors

                                          STEPHEN R. LANG
                                          Secretary

New York, New York
June 20, 2001

                                                                      APPENDIX A

                              CARTER-WALLACE, INC.

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.  AUDIT COMMITTEE PURPOSE

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     - Monitor the independence and performance of the Company's independent auditors and internal auditing department.

     - Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company's independent auditors. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  AUDIT COMMITTEE COMPOSITION AND MEETINGS

     Audit Committee members shall meet the requirements of the New York Stock Exchange. Initially, the Audit Committee shall be comprised of two or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. On or before May 31, 2001, the Audit Committee shall be comprised of three or more directors, and at least one member of the Committee shall have accounting or related financial management expertise. Audit Committee members shall be appointed by the Board and the Committee Chair shall be designated by the Board. If the Audit Committee Chair is not present, the Committee may designate a Chair.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department and the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believes should be discussed. The Committee shall also meet with management, as the Committee deems necessary.

III.  AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

  Review Procedures

     1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

     2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

     3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

  Independent Auditors

     1. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     2. Approve the fees and other significant compensation to be paid to the independent auditors.

     3. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

     4. Review the independent auditors' audit plan -- discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

     5. Discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

     6. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  Internal Audit Department and Legal Compliance

     1. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

     2. Review the appointment, performance, and replacement of the senior internal audit executive.

     3. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

  Other Audit Committee Responsibilities

     1. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     2. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

     3. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

P R O X Y                    CARTER-WALLACE, INC.

                 ANNUAL MEETING OF STOCKHOLDERS, JULY 17, 2001
       HOTEL DUPONT, 11TH AND MARKET STREETS, WILMINGTON, DELAWARE 19801

          This Proxy is solicited on behalf of the Board of Directors

     The undersigned hereby appoints RALPH LEVINE and PAUL A. VETERI and either of them, as proxies with full power of substitution, to represent and to vote all shares of stock of Carter-Wallace, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on July 17, 2001, and all adjournments thereof, as designated on the reverse side of this Proxy.

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     Shares represented by this Proxy will be voted as specified. If no specification is made, this Proxy will be voted FOR Proposals (1) and (2).

                      (Continued and to be dated and signed on the reverse side)

                                        CARTER-WALLACE, INC.
                                        P.O. BOX 11068
                                        NEW YORK, NY 10203-0068

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS (1) AND (2).


(1) Election of Directors:  FOR all nominees
                            listed below                    /   /

                            WITHHOLD AUTHORITY to vote
                            for all nominees listed
                            below                           /   /

                            *EXCEPTIONS                     /   /

Nominees: D.M. Baldwin, R.L. Craess, M.D., S.H. Garcia, H.H. Hoyt, Jr., S.C. Hoyt, R. Levine, H.M. Rinaldi, D.J. Stack, P.A. Veteri
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write than nominee's name in the space provided below.)

*Exceptions,
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(2) Proposal to ratify the appointment of KPMG LLP
    as independent auditors for the Company for the
    current fiscal year.                                    FOR       /   /

                                                            AGAINST   /   /

                                                            ABSTAIN   /   /



                                             Change of Address and
                                             or Comments Mark Here    /   /


                                 {Please sign exactly as name appears. If stock is registered in two names, both should sign.}

                                 DATED:                                , 2001
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                      |          SIGNED:
                      |                 --------------------------------------
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                                 Votes must be indicated
                                 (x) in Black or Blue ink.     / X /


Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.